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                                                                      EXHIBIT 15

Securities and Exchange Commission
450 Fifth Street, NW
Washington, D.C.  20549

Re:  Cabot Oil & Gas Corporation Registration Statement Form S-8

Commissioners:

We are aware that our report dated April 25, 2002 on our review of the interim condensed consolidated financial information of Cabot Oil & Gas Corporation (the "Company") as of and for the three month periods ended March 31, 2002 and included in the Company's quarterly report on Form 10-Q for the quarter then ended is incorporated by reference in its Registration Statement on Form S-8 filed with the Securities and Exchange Commission on July 11, 2002.

PricewaterhouseCoopers LLP

Houston, Texas
July 11, 2002